Exhibit 99.1

Dave Reports Record Third Quarter 2024 Results and Raises Full Year 2024 Guidance

Record Q3 Revenue up 41% Y/Y to $92.5 Million; Y/Y Revenue Growth Accelerates for Fourth Consecutive Quarter

Q3 Net Income Increases $12.5 Million Y/Y to $0.5 Million and Adj. EBITDA Increases $27.2 Million Y/Y to $24.7 Million

Dave Raises 2024 Revenue and Adjusted EBITDA Guidance

LOS ANGELES, CA – November 12, 2024 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the third quarter ended September 30, 2024.

“As we announced last week when issuing preliminary results, we once again exceeded growth and profitability expectations in the third quarter,” said Jason Wilk, Founder and CEO of Dave. “Our fourth consecutive quarter of accelerating year-over-year revenue growth resulted from double-digit increases in both ARPU and monthly transacting members to quarterly records for both metrics. We delivered another record quarter of variable margin, which expanded nearly 1,300 basis points year-over-year, driven by stellar credit performance enabled by CashAI. We achieved highly efficient customer acquisition costs at greater scale and significant operating leverage as we remained disciplined in managing our fixed costs. This resulted in 63% sequential growth in Adjusted EBITDA. We plan to continue executing on our growth and profitability initiatives as we aim to deliver value for both Dave customers and shareholders.

“Given the scale we’ve achieved and the strong member growth we continue to experience, earlier today we announced that we entered into a non-binding letter of intent to form a strategic partnership with what we believe to be one of the most highly respected fintech sponsor banks in order to further diversify our key commercial relationships. This new bank partner, whose parent is publicly traded, will leverage its strong compliance and risk management capabilities to sponsor our current and future credit and banking products in support of Dave’s mission of leveling the financial playing field for everyday Americans.”

Quarterly Financial Highlights ($ in millions, unaudited)

	3Q23	4Q23	1Q24	2Q24	3Q24
GAAP Operating Revenues, Net	$65.8	$73.2	$73.6	$80.1	$92.5
% Change vs. prior year period	16%	23%	25%	31%	41%
Non-GAAP Variable Profit*	$37.3	$45.9	$49.9	$51.8	$64.2
% Change vs. prior year period	51%	80%	47%	57%	72%
Non-GAAP Variable Profit Margin*	57%	63%	68%	65%	69%
GAAP Net Income (Loss)	($12.1)	$0.2	$34.2	$6.4	$0.5
Adjusted Net Income (Loss)*	($5.6)	$6.6	$8.1	$13.7	$21.1
Adjusted EBITDA (Loss)*	($2.5)	$10.0	$13.2	$15.2	$24.7

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

Third Quarter 2024 Operating Highlights (vs. Q3 2023)

•	New Members increased 4% to 854,000 while customer acquisition costs decreased 14% to $15

•	Monthly Transacting Members (“MTMs”) increased 23% to 2.4 million

•	ExtraCash originations increased 46% to $1.4 billion, while the average 28-Day delinquency rate improved 64 basis points to 1.78%

•	Dave Debit Card spend increased 19% to $407 million

•	For a full review of the Company’s key performance indicators, please refer to the Company’s Third Quarter 2024 Earnings Presentation which can be found on the Investor Relations page of our website.

Liquidity Summary

The Company had $76.7 million of cash and cash equivalents, marketable securities, investments and restricted cash as of September 30, 2024, compared to $89.7 million as of June 30, 2024. The reduction was primarily attributable to a $37.7 million increase in the ExtraCash receivables balance (net of allowance for credit losses) due to the day of the week on which the quarter ended. The Company did not increase utilization of its credit facility during the quarter.

2024 Financial Guidance ($ in millions)

	Prior FY 2024	New FY 2024
GAAP Operating Revenues, Net	$310 - $325	$340 - $343
Year-Over-Year Growth	20% - 25%	31% -32%
Adjusted EBITDA*	$40 - $50	$71 - $74
Year-Over-Year Improvement	$50 - $60	$81 - $84

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO, Kyle Beilman, commented: “With 41% year-over-year revenue growth and record Adjusted EBITDA margin of 27%, we believe we continue to demonstrate our ability to drive both growth and profitability. Relative to Q3 of last year, we grew Adjusted EBITDA on a dollar basis by more than we grew revenue, which further highlights the strength and scalability of our business model. We are once again raising our Revenue and Adjusted EBITDA guidance for full year 2024 to $340 - $343 million and $71 - $74 million, respectively. ExtraCash demand, credit performance, and customer acquisition costs remain solid thus far in the fourth quarter which we believe bodes well for our ability to achieve our forecast and positions us favorably heading into 2025.”

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time on Tuesday, November 12, 2024, to discuss the results for its third quarter ended September 30, 2024, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, November 12, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BI016561a0842c42bbab1ee1bf5184c76f

Live webcast registration link: https://edge.media-server.com/mmc/p/wscy393g/

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements relating to Dave’s future performance and growth, fiscal year 2024 guidance, projected financial results for future periods, plans for marketing spend and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including as contemplated by the previously announced letter of intent to form a strategic partnership with a potential bank sponsor; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Federal Trade Commission’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including rising interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA (loss), adjusted net income (loss), non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are non-GAAP financial measures that are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA (loss) as GAAP net income (loss) attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, and depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as GAAP Operating Revenues, Net less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of GAAP Operating Revenues, Net. The Company defines and calculates adjusted net income (loss) as GAAP net income (loss) adjusted to exclude stock compensation, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt and certain other non-core items. The Company defines and calculates non-GAAP adjusted basic EPS and non-GAAP adjusted diluted EPS as adjusted net income (loss) divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2024 and 2023.

Certain Other Terms

Dave defines New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues:
Service based revenue, net	$83.4	$59.2	$220.6	$166.7
Transaction based revenue, net	9.1	6.6	25.6	19.3

Total operating revenues, net	92.5	65.8	246.2	186.0
Operating expenses:
Provision for credit losses	13.7	16.0	38.0	43.9
Processing and servicing costs	8.6	7.1	24.1	21.4
Advertising and marketing	12.5	13.9	32.3	38.4
Compensation and benefits	30.7	23.1	79.8	71.4
Other operating expenses	24.4	16.3	58.3	54.8

Total operating expenses	89.9	76.4	232.5	229.9

Other (income) expenses:
Interest expense, net	1.5	1.7	3.7	5.0
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	—	—	0.1	—
Changes in fair value of public and private warrant liabilities	0.2	(0.2)	0.4	(0.2)

Total other (income) expense, net	1.7	1.5	(29.2)	4.8

Net income (loss) before provision for income taxes	0.9	(12.1)	42.9	(48.7)
Provision for income taxes	0.4	—	1.8	—

Net income (loss)	$0.5	$(12.1)	$41.1	$(48.7)

Net income (loss) per share:
Basic	$0.04	$(1.01)	$3.30	$(4.10)
Diluted	$0.03	$(1.01)	$3.02	$(4.10)

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses	$89.9	$76.4	$232.5	$229.9
Non-variable operating expenses	(61.6)	(47.9)	(152.2)	(148.3)

Non-GAAP variable operating expenses	$28.3	$28.5	$80.3	$81.6

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating revenues, net	$92.5	$65.8	$246.2	$186.0
Non-GAAP variable operating expenses	(28.3)	(28.5)	(80.3)	(81.6)

Non-GAAP variable profit	$64.2	$37.3	$165.9	$104.4

Non-GAAP variable profit margin	69%	57%	67%	56%

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$0.5	$(12.1)	$41.1	$(48.7)
Interest expense, net	1.5	1.7	3.7	5.0
Provision for income taxes	0.4	—	1.8	—
Depreciation and amortization	1.7	1.4	5.1	3.7
Stock-based compensation	13.4	6.7	27.2	20.1
Legal settlement and litigation accrual	7.0	—	7.0	—
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Changes in fair value of earnout liabilities	—	—	0.1	—
Changes in fair value of public and private warrant liabilities	0.2	(0.2)	0.4	(0.2)

Adjusted EBITDA (loss)	$24.7	$(2.5)	$53.0	$(20.1)

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in millions, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$0.5	$(12.1)	$41.1	$(48.7)
Stock-based compensation	13.4	6.7	27.2	20.1
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Legal settlement and litigation accrual	7.0	—	7.0
Changes in fair value of earnout liabilities	—	—	0.1	—
Changes in fair value of public and private warrant liabilities	0.2	(0.2)	0.4	(0.2)
Income tax expense related to gain on extinguishment of convertible debt	—	—	0.5	—

Adjusted net income (loss)	$21.1	$(5.6)	$42.9	$(28.8)

Adjusted net income (loss) per share:
Basic	$1.66	$(0.47)	$3.45	$(2.42)
Diluted	$1.51	$(0.47)	$3.15	$(2.42)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	September 30,	December 31,
	2024	2023
Cash, cash equivalents and restricted cash	$36.6	$43.1
Marketable securities	0.1	1.0
Investments	40.0	113.2
Working capital	217.3	251.3
Total stockholders’ equity	155.8	87.1